As filed with the Securities and Exchange Commission on March 29, 2004
                                                       Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         GL ENERGY AND EXPLORATION INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                      DELAWARE                      52-52190362
           ------------------------------      ----------------------
           State or Other Jurisdiction of         (I.R.S. Employer
           Incorporation or Organization       Identification Number)


                             300 - 1497 MARINE DRIVE
                WEST VANCOUVER, BRITISH COLUMBIA, CANADA, V7T 1B8
                -------------------------------------------------
                    (Address of Principal Executive Offices)


                          2004 EQUITY PERFORMANCE PLAN
                          ----------------------------
                            (Full Title of the Plan)


                                  DONALD BYERS
                                    President
                         GL Energy and Exploration Inc.
                             300 -1497 Marine Drive
                West Vancouver, British Columbia, Canada V7T 1B8
                                 (604) 926-2873
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:

                             ANDREW D. HUDDERS, ESQ.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800


                                      CALCULATION OF REGISTRATION FEE
 ----------------------------------------------------------------------------------------------------------
                                                                               Proposed
                                                         Proposed Maximum       Maximum         Amount of
 Title of each Class of Securities       Amount to be     Offering Price       Aggregate       Registration
 to be Registered                       Registered(1)       Per Share        Offering Price        Fee
 -----------------------------------    -------------    ----------------    --------------    ------------
 Common stock issuable upon exercise       10,000,000    $         .14(2)    $    1,400,000    $     177.38
 of Awards that may be granted under
 the 2004 Equity Performance Plan.
 ----------------------------------------------------------------------------------------------------------
          TOTAL   .............................................................................$     177.38
 ==========================================================================================================

 (1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

 (2) Based on the last sale price of a share of our common stock as reported by The Nasdaq OTC Bulletin Board on March 26, 2004 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended.



                               ------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                               ------------------

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information. *


         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

         o our annual report on Form 10-KSB for the fiscal year ended December 31, 2003; and

         o the description of our common stock, par value $.001 per share, contained in our registration statement on Form 8-A12G/A (Exchange Act No. 0-31032) filed with the SEC pursuant to Section 12(g) of the Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating the description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


Item 4.  Description of Securities.

         The common stock is registered pursuant to Section 12(g) of the Exchange Act of 1934.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

         Section 145 further provides:

         o that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

         o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

         o that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

         o that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

         A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made:

         o by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding;

         o if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         o     by the stockholders.

         Article FIFTEENTH of our certificate of incorporation and Article VI of our by-laws provide for indemnification of our directors, officers, employees or agents to the fullest extent permitted by law, as now in effect or later amended.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         Exhibit No.        Description
         -----------        ----------------------------------------------------
         4.1                2004 Equity Performance Plan

         5.1                Opinion of Graubard Miller

         23.1               Consent of  Malone & Bailey,  PLLC, Certified Public
                            Accountants

         23.2               Consent of Graubard Miller (included in Exhibit 5.1)

         24.1               Power of Attorney (included on signature page)


Item 9.  Undertakings.

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 29th day of March, 2004.


                                       GL ENERGY AND EXPLORATION INC.



                                       By: /s/ Donald Byers
                                           -----------------------
                                           Donald Byers, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Byers his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                         Title                          Date
 ----------------         ------------------------------        --------------

 /s/ Donald Byers         President (Principal Executive        March 29, 2004
 ----------------         and Financial Officer)
 Donald Byers


 /s/ Arthur Lang          Secretary and Director                March 29, 2004
 ---------------
 Arthur Lang


 /s/ P.J. Santos          Director                              March 29, 2004
 ---------------
 P.J. Santos

                                  EXHIBIT INDEX



    Exhibit No.          Description
    -----------          -------------------------------------------------------
    4.1                  2004  Equity Performance Plan (1)

    5.1                  Opinion of Graubard Miller

    23.1                 Consent of  Malone  &  Bailey,  PLLC , Certified Public
                         Accountants

    23.2                 Consent of Graubard Miller (included in Exhibit 5.1)

    24.1                 Power of Attorney (included on signature page)


    --------------------
    (1) Filed herewith.